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                                                                    EXHIBIT 99.C


                                                                  EXECUTION COPY

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                              BLUEGREEN CORPORATION


                    Convertible Notes due September 11, 2002



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                             NOTE PURCHASE AGREEMENT

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                         Dated as of September 11, 1997











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                               TABLE OF CONTENTS*

                                                                            Page
                                                                            ----
ss.1   AUTHORIZATION AND SALE OF NOTES.......................................  1
       ss.1.1     Authorization..............................................  1
       ss.1.2     Sale of Securities.........................................  1
       ss.1.3     Use of Proceeds............................................  1
       ss.1.4     Terms of the Notes.........................................  1
       ss.1.5     Transfer and Exchange of Notes.............................  2
       ss.1.6     Replacement of Notes.......................................  2

ss.2   CLOSING DATE; DELIVERY................................................  2

ss.3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................  2
       ss.3.1     Organization and Standing..................................  3
       ss.3.2     Corporate Power............................................  3
       ss.3.3     Authorization..............................................  3
       ss.3.4     SEC Filing.................................................  3
       ss.3.5     Conversion Shares..........................................  4

ss.4   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS......................  4
       ss.4.1     Investment.................................................  4
       ss.4.2     Organization and Authorization.............................  4
       ss.4.3     Securities Law Representations.............................  4
       ss.4.4     No Brokers.................................................  5

ss.5   CONDITIONS TO PURCHASERS' OBLIGATIONS.................................  5
       ss.5.1     Representations and Warranties Correct.....................  5
       ss.5.2     Performance................................................  5
       ss.5.3     Closing Certificates and Documents.........................  5
       ss.5.4     Legal Matters..............................................  5
       ss.5.5     Closing of RDI Acquisition.................................  5
       ss.5.6     Listing....................................................  5

ss.5A. CONDITIONS TO COMPANY'S OBLIGATIONS...................................  5
       ss.5A.1    Listing....................................................  6
       ss.5A.2    Closing of RDI Acquisition.................................  6
       ss.5A.3    Representations............................................  6
       ss.5A.4    Consents...................................................  6

ss.6   COVENANTS OF THE COMPANY..............................................  6
       ss.6.1     Financial Information......................................  6
       ss.6.2     Insurance..................................................  6
       ss.6.3     Corporate Existence........................................  6

ss.7   CONVERSION RIGHTS.....................................................  7
       ss.7.1     Conversion Privilege.......................................  7
       ss.7.2     Manner of Conversion.......................................  7
       ss.7.3     Delivery of Stock Certificates; Fractional Shares;
                  Restrictive Legend.........................................  7
       ss.7.4     Adjustment of Conversion Price in Certain Circumstances. ..  8
                  ss.7.4.1  Adjustment for Change in Capital Stock...........  8
                  ss.7.4.2  Adjustment of Rights Issue.......................  8
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

         *For convenience of reference only, and not part of the Agreement.


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
                  ss.7.4.3   Adjustment for Other Distributions..............  9
                  ss.7.4.4   Adjustment for Share Issue......................  9
                  ss.7.4.5   Adjustment for Convertible Securities Issue..... 10
                  ss.7.4.6   Voluntary Adjustment............................ 11
                  ss.7.4.7   Current Market Price............................ 11
                  ss.7.4.8   Consideration Received.......................... 12
                  ss.7.4.9   When Adjustment May Be Deferred................. 12
                  ss.7.4.10  When Adjustment Is Not Required................. 12
                  ss.7.4.11  Notice of Adjustment............................ 12
                  ss.7.4.12  Notice of Certain Transactions.................. 12
                  ss.7.4.13  Company Determination Final..................... 13

ss.8   DEFAULTS; REMEDIES.................................................... 13
       ss.8.1     Events of Default.......................................... 13
       ss.8.2     Remedies on Default, etc................................... 14

ss.9   DEFINITIONS........................................................... 14
       ss.9.1     Certain Defined Terms...................................... 14
       ss.9.2     Other Definitional Provisions.............................. 15

ss.10  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES......................... 16
       ss.10.1    Restrictions on Transferability............................ 16
       ss.10.2    Legends and Transfers...................................... 16
       ss.10.3    Notice of Proposed Transfers............................... 16

ss.11  MISCELLANEOUS......................................................... 17
       ss.11.1    Notices.................................................... 17
       ss.11.2    Governing Law; Severability................................ 17
       ss.11.3    Binding Effect; Etc........................................ 17
       ss.11.4    Execution in Counterparts; Interpretation.................. 17
       ss.11.5    Entire Agreement........................................... 18
       ss.11.6    Survival of Representations, Warranties, Etc............... 18
       ss.11.7    Delays or Omissions........................................ 18

Exhibits

A        Form of Convertible Note





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                             NOTE PURCHASE AGREEMENT


         This NOTE PURCHASE AGREEMENT is made as of July 11, 1997 among BLUEGREEN CORPORATION, a Massachusetts corporation (the "Company"), Grace Brothers, Ltd. and Joseph C. Abeles (each a "Purchaser" and collectively the "Purchasers").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereby agree as follows:

         ss.1 AUTHORIZATION AND SALE OF NOTES.

         ss.1.1 Authorization. The Company has duly authorized the sale and issuance of $6,000,000 aggregate principal amount of its 8% Convertible Notes due September 11, 2002 (herein, together with any notes issued in exchange therefor or substitution thereof, the "Notes"). The Notes are to be substantially in the form attached to this Agreement as Exhibit A. The Notes are convertible into shares of the Company's Common Stock as provided in ss.7 below. The shares of Common Stock into which the Notes are convertible are referred to herein as the "Conversion Shares". The Company has authorized and reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights, a sufficient number of its authorized but unissued shares of Common Stock to satisfy the conversion rights of the Holders of the Notes. The Notes and the Conversion Shares are herein collectively referred to as the "Securities".

         ss.1.2 Sale of Securities. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers, and the Purchasers will severally buy from the Company, $6,000,000 aggregate principal amount of the Notes at an aggregate purchase price of $6,000,000. Grace Brothers, Ltd. shall purchase $5.0 million aggregate principal amount of the Notes and Joseph C. Abeles shall purchase $1.0 million aggregate principal amount of the Notes.

         ss.1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Notes to finance the RDI Acquisition. None of the proceeds from the issuance of the Notes will be used for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would violate the Exchange Act or any rule or regulation thereunder or any other provision of any other applicable law, regulation or order.

         ss.1.4 Terms of the Notes.

         (a) Principal Payments. The entire principal balance of the Notes, together with all accrued and unpaid interest thereon and all other amounts owing with respect thereto, shall be due and payable on September 11, 2002. The Company may not prepay the Notes without the prior consent of the Holder(s) of the Notes to be prepaid. The Notes are convertible into the Conversion Shares as provided in ss.7 below.

         (b) Interest. The Notes shall bear interest (computed on the basis of the actual number of days elapsed over a 365 day year) on the unpaid principal amount thereof from the date of issuance thereof until and including the date paid at the rate of eight percent (8%) per annum. The Company shall pay interest accrued on each Note quarterly on September 11, December 11, March 11 and June 11 of each year, commencing December 11, 1997 and at maturity of the Notes, in each case to and including the payment date in question. Notwithstanding the foregoing, during the continuance of any Event of Default, interest on the unpaid



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principal of and (to the extent permitted by law) on the unpaid interest on each
Note shall accrue at a rate of eleven percent (11%) per annum. Notwithstanding anything contained herein to the contrary, in no event shall the amount paid or agreed to be paid by the Company as interest and premium on the Notes exceed the highest lawful rate permissible under any law applicable thereto.

         (c) Manner and Time of Payments. All payments on each Note will be made at such address as the Holder thereof shall have furnished to the Company in writing and shall be made in immediately available funds by wire transfer to an account designated in writing by the applicable Holder or by such other method as the Company and the Holder shall agree, without any set-off, counterclaim, charge or deduction. If any payment of principal or of interest on any Note shall become due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time will be included in the computation of interest payable as part of such payment. All payments on the Notes will be made to the holders on a pro rata basis.

         ss.1.5 Transfer and Exchange of Notes. The Holder of any Note may, prior to maturity or prepayment thereof, surrender such Note at the principal office of the Company for transfer or exchange. Any Holder desiring to transfer or exchange any Note shall notify the Company of such transfer or exchange. Within ten (10) Business Days after such notice to the Company from a Holder of its intention to make such exchange and without expenses to such Holder, the Company shall issue in exchange therefor another Note or Notes, in such denomination as requested by the Holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered and have the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or assigns, as the Holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

         ss.1.6 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

         ss.2 CLOSING DATE; DELIVERY. The closing of the purchase and sale of the Notes hereunder shall be held at the offices of the Company at 10:00 a.m., local time on the date of the closing of the RDI Acquisition (the "Closing") or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date"). At the Closing, the Company will deliver to each Purchaser one or more Notes in the aggregate principal amount being acquired by such Purchaser and registered in the name of the Purchaser (or its nominee), against payment to the Company of the purchase price therefor by wire transfer of immediately available funds to such account as the Company shall direct.

         ss.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers that each of the following is true, correct and complete on the date of this Agreement and on and as of the Closing
Date:



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         ss.3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company.

         ss.3.2 Corporate Power; Business. The Company has and will have at the Closing Date all requisite legal and corporate power and authority and has taken all required corporate action necessary for it to (a) own, lease and operate its properties and assets and to carry on its business as now conducted and presently proposed to be conducted, (b) execute, deliver and perform its obligations under this Agreement, (c) sell and issue the Notes hereunder and (d) otherwise carry out and perform its obligations under the terms of this Agreement.

         ss.3.3 Authorization.

         (a) This Agreement is, and the Notes upon their execution will be, duly and validly executed and delivered by the Company and the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other general laws affecting the rights and remedies of creditors and except as enforcement may be limited by general principles of equity whether applied in a court of law or of equity.

         (b) Except for such conflicts which have been duly waived and consents which have been duly obtained, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the transactions contemplated hereby or the compliance by the Company with the terms, conditions and provisions hereof will with or without the giving of notice and/or the passage of time (i) violate, conflict with, result in a breach of or in the loss of any benefit under, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation, or result in the creation or imposition of any lien upon any portion of the properties or under the Restated Articles of Organization or Bylaws of the Company, or under any material indenture, note, agreement, lease, license, franchise, judgment, order, decree or other authorization, right, instrument or obligation to which the Company is a party or any of its properties is subject or by which the Company is bound, or any statute, ordinance, rule or regulation applicable to the Company or any of its assets, or
(ii) except as set forth on Schedule 3.3 require the approval, consent, license or authorization of, or the making of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body (other than filings required under the Exchange Act).

         ss.3.4 SEC Filing. The Company has delivered to the Purchasers a true and correct copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 1997 filed with the SEC under the Exchange Act (together with the information incorporated therein by reference, the "SEC Filing"). As of the date of its filing with the SEC, the SEC Filing did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not materially misleading.



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         ss.3.5 Conversion Shares. The Company's authorized capital stock consists of 90,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share. The Company has reserved not less than 1,530,613 shares of Common Stock for issuance upon conversion of the Notes. Upon their issuance in accordance with the terms of this Agreement and the Notes, the Conversion Shares will have been duly authorized, validly issued and fully paid and nonassessable and will be free and clear of any preemptive rights, liens, claims and encumbrances, other than under this Agreement and applicable securities laws. Upon their issuance, the Conversion Shares will be listed on the New York Stock Exchange.

         ss.4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser severally (and not jointly and severally) hereby represents and warrants to the Company that each of the following is true, correct and complete:

         ss.4.1 Investment. Such Purchaser is acquiring the Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable securities laws.

         ss.4.2 Organization and Authorization. If such Purchaser is a corporation, partnership or other entity, such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement have been duly authorized by such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and is the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

         ss.4.3  Securities Law Representations.

         (a) Accredited Investor; Access to Data. Such Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has sufficient familiarity with the business and affairs of the Company to be able to evaluate the merits and risks of his investment in the Company through the purchase of the Securities to be acquired by him. Such Purchaser (or an affiliate thereof) is a director of the Company and has had the opportunity to ask questions of and receive answers from management of the Company concerning his acquisition of the Securities and the terms of this Agreement, and to obtain any additional information, documents, contracts, records and books relative to the Company, its business, assets, financial condition, results of operation, liabilities (contingent or otherwise), and his investment in the Company through the purchase of such Securities. Such Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in the acquisition of the Securities to be acquired by him and to make an informed investment decision with respect to such acquisition. Such Purchaser understands an investment in the Securities involves certain risks and can afford a complete loss of the value of such Securities and is able to bear the economic risk of holding such Securities for an indefinite period.

         (b) Restricted Securities. Such Purchaser understands that (i) the Securities to be acquired by him have not been, and will not be, registered under the Securities Act, and the Securities are therefore "restricted securities" within the meaning of Rule 144 under the Act; (ii) such Securities must be held indefinitely and cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for an extended period and even then will not be available unless the terms and



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conditions of Rule 144 are complied with; (iv) there is now no registration statement on file with the SEC or any state securities commission with respect to the Securities and the Company has no obligation to register the Securities under the Securities Act or any state securities laws; (v) no market now exists for the Notes and no assurances can be given that a public market will ever exist. Such Purchaser agrees, for the benefit of the Company, not to sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act. Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent of such Purchaser and the accuracy of such Purchaser's representations contained herein.

         ss.4.4 No Brokers. No investment bank, broker or finder is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Purchaser.

         ss.5   CONDITIONS TO PURCHASERS' OBLIGATIONS. The obligation of each
Purchaser to purchase the Note(s) to be acquired by such Purchaser is subject to the fulfillment of the following conditions, the waiver of which shall not be effective against such Purchaser unless such Purchaser consents in writing thereto.

         ss.5.1 Representations and Warranties Correct. The representations and warranties made by the Company herein shall have been true and correct when made, and shall be true and correct at and as of the Closing with the same force and effect as though made on and as of such date.

         ss.5.2 Performance. The consents listed in Schedule 3.3 shall have been obtained and the Company shall have performed all agreements and complied with all conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing. The Company shall have obtained any consents or waivers necessary to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement shall have been made or taken. No condition or event shall exist which constitutes a Default or an Event of Default.

         ss.5.3 Closing Certificates and Documents. The Company shall have delivered to such Purchaser such legal existence, certified copies of its Charter, By-laws, minutes and compliance and other closing certificates as such Purchaser or its counsel shall reasonably require.

         ss.5.4 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the Note and the transactions contemplated hereby and thereby shall be reasonably satisfactory to counsel to such Purchaser.

         ss.5.5 Closing of RDI Acquisition. Contemporaneously with the Closing, the RDI Acquisition shall have been consummated.

         ss.5.6 Listing. The Shares shall have been listed on the New York Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance.

         ss.5A. CONDITIONS TO COMPANY'S OBLIGATIONS. The obligation of the Company to sell the Notes is subject to the fulfillment of the following conditions, the waiver of which shall not be effective against the Company unless the Company consents in writing thereto.



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

         ss.5A.1 Listing. The condition set forth in ss.5.6 shall have been satisfied.

         ss.5A.2 Closing of RDI Acquisition. Contemporaneously with the Closing, the RDI Acquisition shall have been consummated.

         ss.5A.3 Representations. The representations and warranties made by the Purchasers in ss.4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         ss.5A.4 Consents. The Company shall have obtained the consents listed on Schedule 3.3.

         ss.6 COVENANTS OF THE COMPANY. Without limiting any other covenant or provision hereof, the Company hereby covenants and agrees that, so long as the Notes are outstanding, it will:

         ss.6.1 Financial Information. If the Company shall no longer be required to file periodic reports pursuant to the Exchange Act, the Company will deliver the following reports to each Purchaser:

         (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated and consolidating balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated and consolidating statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants selected by the Company and reasonably satisfactory to the Purchaser.

         (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, an internally-prepared unaudited consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and internally-prepared unaudited consolidated and consolidating statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP (other than the absence of accompanying notes and the absence of accruals for taxes), all in reasonable detail and duly certified by the principal financial or accounting officer of the Company.

         ss.6.2 Insurance. From and after the Closing, the Company shall, and shall cause each subsidiary to, maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties, provided that nothing contained in this ss.6.2 shall prevent the Company from self- insuring to the extent the Board of Directors deems advisable.

         ss.6.3 Corporate Existence. The Company shall maintain its corporate existence and other rights and franchises in full force and effect; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the Company's business or that the loss thereof could not have a material adverse effect on the Company. The Company and each subsidiary shall keep adequate records and books of account in which accurate and complete entries are made of all of its



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

transactions in accordance with GAAP (except for the absence of accruals for taxes during interim periods) and in which, for each fiscal year, all proper reserves in connection with its business shall be made.

         ss.7 CONVERSION RIGHTS.

         ss.7.1 Conversion Privilege. The unpaid principal amount of any Note or any portion thereof may, at the election of the Holder thereof, at any time on or after the date of such Note, be converted in whole or in part, at a conversion price per share of Common Stock equal to $3.92 (120% of the average closing price of the Common Stock on the New York Stock Exchange during the thirty (30) trading days immediately preceding but not including June 30, 1997) (such conversion price, as adjusted and in effect at any time, being herein called the "Conversion Price"), into the number of fully paid and nonassessable Shares of Common Stock determined by dividing the principal amount so converted by the Conversion Price in effect at the time of such conversion.

         ss.7.2 Manner of Conversion.

         (a) Any Note may be converted in full or in part by the Holder thereof by surrender of such Note, with the notice of conversion attached thereto duly executed by such Holder (specifying the portion of the principal amount thereof to be converted in the case of a partial conversion), to the Company at the address and in the manner specified in ss.11.1. Upon any partial conversion of a Note, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder thereof a new Note or Notes in principal amount equal to the unpaid and unconverted principal amount of such surrendered Note, such new Note or Notes to be dated and to bear interest from the date to which interest has been paid on such surrendered Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Note shall have been so surrendered to the Company; and at such time the rights of the Holder of such Note as such shall, to the extent of the principal amount thereof converted, cease, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record thereof.

         (b) No payment or adjustment will be made for accrued interest with respect to the principal portion of the Note converted or for dividends or distributions on Conversion Shares issued upon conversion of a Note, and upon conversion any accrued but unpaid interest and dividends or distribution shall be forfeited.

         ss.7.3 Delivery of Stock Certificates; Fractional Shares; Restrictive Legend. As promptly as practicable after the conversion of any Note in full or in part, and in any event within five (5) Business Days thereafter, the Company will issue and deliver to the Holder of such Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Conversion Price of one full share. Each certificate evidencing such shares may be stamped or otherwise imprinted with a legend in the form set forth in ss.10.2. The Company shall take all appropriate action to authorize and reserve enough Shares to permit conversion of the Notes. All Shares which may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and free of any preemptive rights, liens, claims or encumbrances, other than this Agreement and applicable securities laws.



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

         ss.7.4 Adjustment of Conversion Price in Certain Circumstances. The Conversion Price shall be adjusted in certain circumstances as provided below. It is understood that the terms of this ss.7.4 are taken from the Indenture dated as of May 15, 1987 relating to the Company's 8 1/4% Convertible Subordinated Debentures due 2012 and shall be construed consistent with such Indenture.

         ss.7.4.1 Adjustment for Change in Capital Stock. If the Company:

                  (1) pays a dividend in its Shares;

                  (2) subdivides its outstanding Shares into a greater number of Shares;

                  (3) combines its outstanding Shares into a smaller number of Shares;

                  (4) distributes to all holders of its shares of its Capital Stock other than Shares; or

                  (5) issues by reclassification of its Shares any shares of its Capital Stock,

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Note thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

         For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

         If after an adjustment a Holder of a Note upon conversion of it may receive shares of two or more classes of Capital Stock of the Company, the Board of Directors shall determine the allocation of the adjusted Conversion Prices between or among the classes of Capital Stock. After such allocation, the conversion prices of the classes of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Shares in this Agreement.

         ss.7.4.2 Adjustment of Rights Issue. If the Company issues any rights or warrants to all holders of Shares entitling them for a period expiring within 45 days after the record date mentioned below to purchase Shares (or securities convertible into Shares) at a price per Share (or having a conversion price per Share) less than the current market price per Share on that record date, the Conversion Price shall be adjusted in accordance with the formula:

                                                  N x P
                                                 ------
                                    AC = C x  O + ( M )
                                             ----------
                                                  O + M
where

                  AC = the adjusted Conversion Price.

                   C = the then current Conversion Price.

                   O = the number of Shares outstanding on the record date.

                   N = the number of additional Shares offered.

                   P = the offering or Conversion Price per Share of the additional Shares.

                   M = the current market price per Share on the record date mentioned below.

         The adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the record date for the determination of holders of Shares entitled to receive the rights or warrants. If all of the Shares or securities convertible into Shares subject to such rights or warrants have not been issued when such rights or warrants expire, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of Shares (or securities convertible into Shares) issued upon the exercise of such rights or warrants.

         ss.7.4.3 Adjustment for Other Distributions. If the Company distributes to all holders of Shares any assets or debt securities or any rights or warrants to purchase securities, the Conversion Price shall be adjusted in accordance with the formula:

                                    AC = C x  (O x M) - F
                                             -------------
                                                   O x M
where

                  AC = the adjusted Conversion Price.

                   C = the then current Conversion Price.

                   O = the number of Shares outstanding on the record date
                       mentioned below.

                   M = the current market price per Share on the record date
                       mentioned below.

                   F = the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of Directors shall determine the fair market value.

         The adjustment shall be made successively whenever any such distribution is made, and shall become effective immediately after the record date for the determination of holders of Shares entitled to receive the distribution.

         This Section does not apply to cash dividends or cash distributions paid out of current or retained earnings (however denominated) as shown on the books of the Company maintained for reporting in accordance with GAAP. Also, this Section does not apply to rights or warrants referred to in ss.7.4.2.

         ss.7.4.4 Adjustment for Share Issue. If the Company issues Shares for a consideration per Share less than the current market price per Share on the date the Company fixes the offering price of such additional Shares, the Conversion Price shall be adjusted in accordance with the formula:

                                                   P
                                                  ---
                                    AC = C x O + ( M )
                                            ----------
                                                   A
where

                  AC = the adjusted Conversion Price.

                   C = the then current Conversion Price.

                   O = the number of Shares outstanding on the date the Company fixes the offering price of such additional

                   P = the aggregate consideration received for the issuance of such additional Shares.

                   M = the current market price per Share on the date the
                       Company fixes the offering price of such additional

                   A = the number of Shares outstanding on the date the Company fixes the offering price of such additional Shares issued without reflecting any of the changes in Capital Stock referred to in ss.7.4.1.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This Section does not apply to (i) any of the transactions described in ss.7.4.1, (ii) the conversion of Notes, or the conversion or exchange of other securities convertible or exchangeable for Shares, (iii) Shares issued upon the exercise of rights or warrants issued to the holders of Shares, (iv) Shares issued to shareholders of any Person which merges into the Company in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger, (v) Shares issued in a bona fide public offering pursuant to a firm commitment underwriting or (vi) Shares issued pursuant to any present or future stock option, stock purchase or other stock plan approved by the Company's Board of Directors (including without limitation all existing stock and option plans) and up to 545,308 Shares to be issued to management, key employees and sales representatives of the Company pursuant to a written plan or agreement. (The numbers of shares in clause (vi) shall be appropriately adjusted from stock splits and stock dividends).

         ss.7.4.5 Adjustment for Convertible Securities Issue. If the Company issues any securities exercisable for, convertible into or exchangeable for Shares (other than securities issued in transactions described in ss.7.4.2 and ss.7.4.3 or the Notes) for a consideration per Share initially deliverable upon exercise, conversion or exchange of such securities less than the current market price per Share on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the formula:

                                                P
                                               ---
                                AC = C x  O + ( M )
                                          ---------
                                              O + D
where

                  AC = the adjusted Conversion Price.

                   C = the then current Conversion Price.

                   O = the number of Shares outstanding immediately prior to the issuance of such securities.

                   P = the aggregate consideration received for the issuance of such securities.

                   M = the current market price per Share on the date of
                       issuance of such securities.

                   D = the maximum number of Shares deliverable upon conversion or in exchange for such securities at the initial coversion or exchange rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Shares deliverable upon exercise, conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of Shares issued upon exercise, conversion or exchange of such securities.

         This Section does not apply to (i) convertible securities issued to shareholders of any Person which merges into the Company in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger or (ii) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

         ss.7.4.6 Voluntary Adjustment. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period, including any extension thereof.

         Whenever the Conversion Price is reduced, the Company shall mail to Noteholders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect.

         A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of this ss.7.

         ss.7.4.7 Current Market Price. In Sections ss.7.4.2, ss.7.4.3, ss.7.4.4 and ss.7.4.5, the current market price per Share on any date is the average of the last reported sales prices, on the principal exchange on which the Shares are listed, or the mean of the closing bid and asked prices in the over-the-counter market if the Shares are not then traded on an exchange, for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Company's Board of Directors shall determine the current market price on the basis of such quotation as it considers appropriate.


         ss.7.4.8 Consideration Received. For purposes of any computation respecting consideration received pursuant of ss.7.4.4 and ss.7.4.5, the following shall apply:

                  (i) in the case of the issuance of Shares for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (ii) in the case of the issuance of Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Company's Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a resolution adopted by the Board of Directors which shall be filed with the clerk of the Company; and

                  (iii) in the case of the issuance of securities convertible into or exchangeable for Shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this ss.7.4.8).

         ss.7.4.9 When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least $.02 in the Conversion Price. Any adjustment which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this ss.7 shall be made to the nearest cent or to the nearest 1/100th of a Share, as the case may be.

         ss.7.4.10 When Adjustment Is Not Required. Except as provided in ss.7.4.2, ss.7.4.3, ss.7.4.4 and ss.7.4.5, no adjustment in the Conversion Price shall be made because the Company issues, in exchange for cash, property or services, Shares, or any securities convertible into or exchangeable for Shares, or securities carrying the right to purchase Shares or such convertible or exchangeable securities. Furthermore, no adjustment in the Conversion Price need be made under this ss.7 for sale of Shares pursuant to a plan providing for reinvestment of dividends or interest or in the event the par value of the Shares is changed. To the extent the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         ss.7.4.11 Notice of Adjustment. Whenever the Conversion Price is adjusted or reduced, the Company shall promptly mail to Noteholders a notice of the adjustment, provided that such notice need not be separately provided to any Noteholder if such Noteholder (or an affiliate of such Noteholder) is then a member of the Company's Board of Directors.

         ss.7.4.12 Notice of Certain Transactions. If: (1) the Company declares or pays any dividend on, or makes any distribution to the holders of, any Shares, other than a regular distribution of cash in an aggregate amount not greater than the aggregate amount of cash distributed by the Company at the time of the immediately preceding regular distribution plus 25% of such preceding amount, or purchases, redeems or otherwise acquires or retires for value any Shares; (2) the Company takes any action which would require an adjustment in the Conversion Price; (3) the Company consolidates or merges with, or transfers all of substantially all of its assets to, another Person, and holders of Shares must approve the transaction; or (4) there is a dissolution or liquidation of the Company, the Company shall mail to the Noteholders a notice describing the action taken and stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clauses (1), (2), (3) or (4) of this Section. No notice need be provided under this ss.7.4.12 to any Noteholder if, at the time such notice would otherwise be required, the Noteholder (or one of its affiliates) is a member of the Company's Board of Directors.

         ss.7.4.13 Company Determination Final. Any determination which the Company's Board of Directors must make pursuant to ss.7.4.1, ss.7.4.3, ss.7.4.7 or ss.7.4.8 shall be conclusive.

         ss.8 DEFAULTS; REMEDIES.

         ss.8.1 Events of Default. If any one or more of the following events (each an "Event of Default") shall occur:

         (a) The Company shall default in the payment of principal of or interest on a Note for more than 10 days after the same becomes due and payable, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise;

         (b) The Company shall default in the performance of or compliance with any term contained in ss.6 hereof and such default is not cured within 30 days after notice thereof, provided that, if the Company fails to maintain its corporate existence pursuant to the first sentence of ss.6.3, then an Event of Default shall exist immediately upon such failure;

         (c) The Company shall discontinue its business or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of the Company or any substantial part of the property of the Company, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if the Company shall take any action to dissolve or liquidate the Company; or

         (d) If, within 90 days after the commencement against the Company of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company and such Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within 90 days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of the Company or any substantial part of the property of the Company, such appointment shall have been vacated;

then, and in any such event, and at any time thereafter if any Event of Default shall be continuing, the Noteholders of a majority of the outstanding principal amount of the Notes may, by written notice to the Company, declare the principal of and accrued interest in respect of the Notes, and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon
(i) the entire principal of and accrued interest in respect of the Notes and
(ii) all other amounts payable under this Agreement and the Notes shall become forthwith due and payable without presentment, demand, protest, notice of intent to accelerate, notice to accelerate or other notice of any kind, all of which are hereby expressly waived by the Company.

         ss.8.2 Remedies on Default, etc. In case any Event of Default shall occur and be continuing, the Noteholders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Notes, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on the Notes, or in the payment of any other amount due hereunder, the Company will pay to the Noteholders such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the Noteholders in exercising any right shall operate as a waiver thereof or otherwise prejudice their rights. No right or remedy conferred hereby or by any Note upon the Purchasers or the Noteholders shall be exclusive of any other right or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise; each and every right and remedy shall be cumulative and in addition to every other right and remedy.

         ss.9 DEFINITIONS.

         ss.9.1 Certain Defined Terms. The following terms used in this Agreement will have the meanings specified below:

         "Agreement" means this Note Purchase Agreement, as in effect from time to time.

         "Board of Directors" means the Company's Board of Directors, as from time to time constituted.

         "Business Day" means any day, excluding Saturday and Sunday and excluding any other day which shall be in Boca Raton, Florida, a legal holiday or a day on which banking institutions are authorized by law to close.

         "Capital Stock" means capital stock or shares having the right to participate in the residual equity of any Person or any participation or interests in, or measured by, the profits of such Person.

         "Closing" has the meaning specified in ss.2.

         "Closing Date" has the meaning specified in ss.2.

         "Company" has the meaning specified on the first page of this Agreement.

         "Conversion Price" has the meaning specified in ss.7.1.

         "Conversion Shares" has the meaning specified in ss.1.1.

         "Default" means any event or circumstances which with notice and/or the passage of time could result in an Event of Default.

         "Event of Default" has the meaning specified in ss.8.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such from time to time by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof.

         "Notes" has the meaning specified in ss.1.1.

         "Noteholders" or "Holders" means any holder of a Note, including any assignee thereof.

         "Person" means and includes natural persons, corporations, limited partnerships, limited liability company, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and government entities.

         "Purchaser" or "Purchasers" have the respective meanings specified on the first page of this Agreement.

         "RDI Acquisition" means the acquisition by BG/RDI Acquisition Corp. of 100% of the issued and outstanding capital stock of RDI Group, Inc. and Resort Title Agency, Inc. pursuant to the terms of a Stock Purchase Agreement dated as of July 24, 1997 by and among the Company, BG/RDI Acquisition Corp., Randy L. Keim, Jeffrey J. Keim and David Bidgood.

         "SEC" means the Securities and Exchange Commission or any successor to any of the functions thereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means shares of the Company's Common Stock, $.01 par value per share.

         ss.9.2 Other Definitional Provisions. The "hereof," "herein" and "hereunder" and terms of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause and Exhibit references contained in this Agreement are references to Sections, clauses and Exhibits in or annexed to this Agreement, unless otherwise specified. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.

         ss.10 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES.

         ss.10.1 Restrictions on Transferability. The Notes and the Conversion Shares shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this ss.10, which conditions are solely intended to ensure compliance with the provisions of the Securities Act and other applicable securities laws. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Notes or the Conversion Shares held by such Purchaser to agree to take and hold such securities subject to the provisions and conditions of this ss.10.

         ss.10.2 Legends and Transfers. Each Note shall bear the legend set forth in the form of Note attached as Exhibit A hereto. Each certificate representing the Conversion Shares shall (unless otherwise permitted by the provisions of ss.10.3 below) be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICES OF THE CORPORATION.

         ss.10.3 Notice of Proposed Transfers. The holder of each Note and of each certificate representing Conversion Shares, by acceptance thereof, agrees to comply in all respects with the provisions of this ss.10.3. Prior to any proposed sale, assignment, transfer or pledge of any Note or any Conversion Shares (other than (a) transfers not involving a change in beneficial ownership or (b) transactions involving the distribution or transfer of Conversion Shares by such Purchaser to any affiliate who agrees in writing to be bound by the terms of this Agreement), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either
(i) a written opinion of legal counsel reasonably acceptable to the Company to the effect that the proposed transfer of the Note or the Conversion Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Conversion Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in ss.10.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

         ss.11 MISCELLANEOUS.

         ss.11.1 Notices. All notices, approvals or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), reputable overnight courier or facsimile transmission, to the respective parties as follows:

                  (a)      If to the Company, to

                           Bluegreen Corporation
                           5295 Town Center Road
                           Suite 400
                           Boca Raton, Florida 33486
                           Attention:  Patrick E. Rondeau, Esq.
                                       Vice President and Director of Corporate
                                         Legal Affairs
                           Facsimile:  (561) 361-2800

                  (b) If to the Purchasers, to them at their respective addresses set forth in the signature page hereof or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). A notice shall be deemed to have been given upon the earlier to occur of (i) three (3) Business Days after the date on which it is deposited in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

         ss.11.2 Governing Law; Severability. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO OR APPLICATION OF ANY CONFLICTS OF LAWS PRINCIPLES) AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT. If for any reason whatsoever any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         ss.11.3 Binding Effect; Etc. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All references to the term "Purchasers" contained in this Agreement shall apply to the Purchasers and their respective successors, heirs and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their permitted successors and assigns any rights, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

         ss.11.4 Execution in Counterparts; Interpretation. This Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one and the same agreement. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this

Agreement. The parties acknowledge and agree that this Agreement shall not be construed in favor of one party more than the other(s) based upon which party drafted the same, it being acknowledged that all parties hereto have contributed substantially to the negotiation and preparation hereof.

         ss.11.5 Entire Agreement. This Agreement delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein and supersede any prior understandings or agreements covering the subject matter hereof and thereof.

         ss.11.6 Survival of Representations, Warranties, Etc. All of the terms, conditions, warranties, and representations contained in this Agreement shall survive the execution and delivery hereof and the Closing Date.

         ss.11.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Noteholder upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Noteholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Noteholder of any breach or default under this Agreement, or any waiver on the part of any Noteholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Noteholder, shall be cumulative and not alternative.


                                * * * * * * * * *

         EXECUTED as a sealed instrument as of the date first above written.



                                     BLUEGREEN CORPORATION



                                     By: /s/ George F. Donovan
                                        -----------------------------
                                         George F. Donovan, President





                                     PURCHASERS:

                                     GRACE BROTHERS, LTD.


                                     By: /s/ Bradford T. Whitmore
                                        -----------------------------

                                     Address:

                                     1560 Sherman Avenue
                                     Suite 900
                                     Evanston, Illinois 60201



                                    /s/ Joseph C. Abeles
                                    --------------------------------
                                    JOSEPH C. ABELES


                                    Address:

                                    Abel Associates
                                    220 E. 42nd Street
                                    Suite 505
                                    New York, New York 10017